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                                                             Exhibit 3b

                             STATE OF DELAWARE
                         CERTIFICATE OF AMENDMENT
         OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                     THE MAY DEPARTMENT STORES COMPANY


The May Department Stores Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That at a meeting of the Board of Directors of The May Department Stores Company (the "Company" or the "Corporation") on March 19, 1999 a resolution was duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Company, declaring the said amendment to be advisable and calling a meeting of the shareowners of the Company for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that the first paragraph of Article Fourth of the Amended and Restated Certificate of Incorporation of the Company be amended so that the first paragraph of Article Fourth shall read in its entirety as follows, such amendment to be effective forthwith;

          The total number of shares of stock which the Corporation shall have authority to issue is 1,025,000,000 consisting of 1,000,000,000 shares of common stock, par value $.50 per share (the "Common
          Stock"), and 25,000,000 shares of preference stock, par value $.50 per share (the "Preference Shares")."

SECOND: That thereafter, the Board of Directors of the Company did thereby recommend to the shareowners of the Company that they adopt the above-captioned resolution at the 1999 annual shareowners' meeting held on May 21, 1999 which meeting was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the "Law") at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That the said amendment was duly adopted in accordance with the provisions of Section 242 of the Law.

FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.





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IN WITNESS WHEREOF, The May Department Stores Company has caused this Certificate of Amendment to be signed by Richard A. Brickson, its Secretary, and such authorized officer acknowledges that the facts stated herein are true and that he signed this Certificate of Amendment as his free act and deed under penalties of perjury this 21st day of May, 1999.

                              THE MAY DEPARTMENT STORES COMPANY




                                     /s/ Richard A. Brickson
                              Richard A. Brickson, Secretary